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                                                                    Exhibit 23.2
                                                                    ------------


                        Consent of Independent Auditors
                        -------------------------------

We hereby consent to the incorporation by reference in Electric Fuel Corporation's Registration Statements on Form S-8 (Nos. 33-81044, 333-19753 and 333-74197) and Form S-3 (Nos. 333-95361, 333-45818, 333-33986, and 333-49628) of
our report dated February 26, 1999 relating to the financial statements for the three year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of Electric Fuel Corporation, and to the reference to us under the heading "Experts" in the Prospectuses included in Registration Statement Nos. 33-81044, 333-19753, 333-74197, 333-95361, 333-
45818, 333-33986, and 333-49628.


                         /s/ Kesselman & Kesselman
                         -------------------------
                             Kesselman & Kesselman
                     Certified Public Accountants (Israel)


Jerusalem, Israel
March 22, 2001